SECURITIES PURCHASE AGREEMENT

A CLEAN SLATE, INC.

AND

FRANK CASTELLANO

January 30, 2012

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of January 30, 2012 by and between A Clean Slate, Inc., a Delaware corporation (the “Company”), and Frank Castellano (the “Purchaser”).

RECITALS

A.

The Company, Newco (the Company’s wholly owned subsidiary) and Distressed Asset Acquisition Group, Inc. (“DAAG”) entered into a Securities Purchase and Option Agreement dated January 30, 2012 (the “Option Agreement”) in which Newco purchased DAAG shares of common stock and has the option (the “Option”), in part, to acquire the remaining equity in DAAG in exchange for shares of common stock of the Company. A copy of the Option Agreement is attached hereto.

B.	A precondition of Purchaser’s option herein, and of Newco’s option to purchase the remaining equity in DAAG, is that the Company shall have fully paid that certain promissory note currently outstanding to Mr. Richard Astrom in the principal amount of $450,000.

C.	Upon exercise of the Option, Frank Castellano shall be granted the option to purchase Five Million (5,000,000) shares of the Company’s Series B Preferred Stock as set forth herein.

NOW THEREFORE, in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree each with the other as follows:

ARTICLE 1.      OPTION TO PURCHASE PREFERRED STOCK

1.1       Option to Purchase. At such time that Newco exercises the Option described above, the Purchaser shall have the corresponding option (the “Preferred Option”) to purchase from the Company 5,000,000 shares of its Series B Preferred Stock (the “Preferred Stock”) in exchange for $500,000, payable in cash, services rendered, a promissory note or combination of each at the discretion of the board of directors. A precondition of Purchaser’s option herein, and of Newco’s option to purchase the remaining equity in DAAG, is that the Company shall have fully paid that certain promissory note currently outstanding to Mr. Richard Astrom in the principal amount of $450,000.

1.2       Exercise of Option. The Purchaser shall exercise the Preferred Option by providing written notice to the Company within 5 days from Newco’s exercise of its Option; otherwise the Option shall expire.

1.3       Closing. The closing of the purchase and sale of the Preferred Stock (the “Closing”), shall take place at the offices of Legal & Compliance, LLC , 330 Clematis Street, Suite 217, West Palm Beach, FL 33401, or such other location mutually agreed upon by the parties, contemporaneously with the closing of transaction set forth in the Option Agreement (the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to the Purchaser: (i) a certificate for the Preferred Stock and (ii) any other documents required to be delivered pursuant to Article IV hereof. At the Closing, the Purchaser shall deliver or cause to be delivered to the Company: (i) the consideration for the purchase and (ii) any other documents required to be delivered pursuant to Article IV hereof.

ARTICLE 2.      REPRESENTATIONS AND WARRANTIES

2.1       Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and the Closing Date (except as set forth on the Company Schedule of Exceptions attached hereto), as follows:

(a)     Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Preferred Stock in accordance with the terms hereof. The execution, delivery and performance of the Agreement by the Company and the consummation by them of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)     Issuance of Stock. The Preferred Stock to be issued at the Closing has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable.

(d)     SEC Documents, Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

2.2       Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to the Company, as of the date hereof and the Closing Date (except as set forth on the Purchaser Schedule of Exceptions attached hereto), as follows:

(a)     Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into and perform this Agreement in accordance with the terms hereof. This Agreement has been duly executed and delivered by the Purchaser. The Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(b)     Acquisition for Investment. Purchaser is acquiring the Preferred Stock solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Purchaser does not have a present intention to sell the Preferred Stock, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Stock to or through any person or entity; provided, however, that by making the representations herein, Purchaser does not agree to hold the Preferred Stock for any minimum or other specific term and reserves the right to dispose of the Preferred Stock at any time in accordance with Federal and state securities laws applicable to such disposition. Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Stock and that it has been given full access to such records of the Company and to the officers of the Company and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(c)     Opportunities for Additional Information. Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(d)     No General Solicitation. Purchaser acknowledges that the Preferred Stock was not offered to Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(e)     Rule 144. Purchaser understands that the Preferred Stock must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Securities and Exchange Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Preferred Stock without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f)     General. Purchaser understands that the Preferred Stock are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Preferred Stock.

ARTICLE 3.      COVENANTS

3.1       Best Efforts and Further Assurances. Each of the Parties shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each Party hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

3.2       Officers and Director. Immediately after Closing, Frank Castellano shall be appointed president and director of the Company.

ARTICLE 4.     CONDITIONS

4.1       Conditions to the Obligation of the Company. Unless otherwise waived in writing by the Company, the obligation hereunder of the Company to issue and sell the Preferred Stock to the Purchaser is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below.

(a)     Accuracy of Purchaser Representations and Warranties. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)     Performance by the Purchaser. Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the respective Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

4.2       Conditions to the Obligation of the Purchaser. Unless otherwise waived in writing by the Purchaser, the obligation hereunder of the Purchase is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below.

(a)     Accuracy of Purchaser Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)     Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the respective Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

ARTICLE 5.      STOCK CERTIFICATE LEGEND

(a)     Legend. Each certificate representing the Preferred Stock shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

ARTICLE 6.      INDEMNIFICATION

6.1       General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Purchaser agrees to indemnify and hold harmless the Company and their directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by Purchaser herein.

ARTICLE 7.      MISCELLANEOUS

7.1       Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.2       Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defence of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective a ffiliates, directors, officers, shareholders, employees or agents) shall be submitted to binding arbitration with the American Arbitration Association in Marion County, Florida.

7.3       Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

7.4       Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

A Clean Slate, Inc.
11415 NW 123 Lane
Reddick, FL 32686

Copy to:

Legal & Compliance, LLC
330 Clematis Street, Suite 214,
West Palm Beach, FL 33401
Facsimile: (561) 514-0832
Attn: Laura E. Anthony, Esq.

If to Purchaser:

Frank Castellano

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

7.5       Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.6       Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

7.7       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

7.8       No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9       Survival. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing hereunder for a period of two years following the Closing Date.

7.10       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

7.11       Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.12       Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

7.13       Attorney’s fees. Notwithstanding the foregoing, if any Party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party in such legal action shall be entitled to recover from the other Party all reasonable attorneys’ fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

7.14       Further Assurances. From and after the date of this Agreement, upon the request of Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

A Clean Slate, Inc.:

By: /s/ Richard Astrom
Name: Richard Astrom
Title: President

By: /s/ Frank Castellano
Frank Castellano